Exhibit-10.68

INDUSTRIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made as of the “Lease Date” (as defined in Section 37 herein) by and between 11640 HARRELL, LLC, a Delaware limited liability company (“Landlord”), and SYRATECH CORPORATION, a Delaware corporation (“Tenant”) (the words “Landlord” and “Tenant” to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

1.             Basic Lease Provisions.  The following constitute the basic provisions of this Lease:

(a)	Demised Premises Address:	11640 Harrel Street
Mira Loma, California

(b)

Demised Premises Square Footage:  As of the Lease Date, the Demised Premises will contain approximately 886,052 square feet, which is the same as the Building Square Footage.  Accordingly, on the Lease Date, this Lease will cover 100% of the leasable area of the Building.  The Demised Premises Square Footage will reduce in accordance with Section 2.1 of this Lease and may also reduce in accordance with Sections 2.2 and 2.3 of this Lease.

(c)	Building Square Footage: approximately 886,052 sq. ft.

(d)	[INTENTIONALLY OMITTED]

(e)	Monthly Base Rent Installments (subject to reduction in accordance with Sections 2.1, 2.2 and 2.3 and increase in accordance with Section 4.1):

	Lease Months one (1) through six (6)	$256,955.08
(plus any prorated amount for any partial month at the beginning of the Term)

	Lease Months seven (7) through eighteen (18)	$186,774.50

	Lease Months nineteen (19) through sixty-six (66)	$122,974.50

(f)	Lease Commencement Date:	The Lease Date.

(g)	Base Rent Commencement Date:	The Lease Commencement Date.

(h)	Expiration Date: The date which is sixty-six (66) Lease Months after the Lease Commencement Date (subject to adjustment in accordance with Section 3).

(i)	Primary Term: Sixty-six (66) Lease Months after the Lease Commencement Date (subject to adjustment in accordance with Section 3).

(j)

Tenant’s Operating Expense Percentage:  As of the Lease Commencement Date, the Tenant’s Operating Expense Percentage will be 100%.  As the Demised Premises Square Footage reduces over the Term in accordance with the provisions of this Lease, the Tenant’s Operating Expense Percentage will be computed, as of any particular date, by dividing the Demised Premises Square Footage in effect on that date by the Building Square Footage.

(k)

Security Deposit:  One Million Nine Hundred Thousand Dollars ($1,900,000.00),  payable by Tenant as of the Lease Date, by delivery to Landlord of a letter of credit in the manner required by Section 5.  As provided in Section 5, the amount of the Security Deposit will, so long as no Event of Default (as defined in Section 22) has occurred and is then continuing, be reduced concurrently with reduction of Base Rent resulting from reduction of the Demised Premises Square Footage pursuant to Sections 2.1, 2.2, 2.3.

(l)

Permitted Use:  Storage, warehousing and distribution of seasonal and non-seasonal giftware, home decorative items, picture frames, decorative storage items, table-top items including crystal, glass, stainless steel flatware and serving pieces, lighting and lawn and garden décor and furniture pieces and general office use related thereto.

(m)	Address for notice:

	Landlord:	11640 HARRELL, LLC
c/o Industrial Developments International, Inc.
3424 Peachtree Road, N.E.
Suite 1500
Atlanta, Georgia 30326
Attention: Mr. Timothy J. Gunter
Telephone: (404) 479-4000
Fax: (404) 231-3968

	Tenant:	SYRATECH CORPORATION
175 McClellan Highway
East Boston, MA 02128
Attention:

with a copy to the attention of
the Legal Department at that
same address

(n)	Address for rental payments:

11640 HARRELL, LLC
c/o IDI Services Group, LLC
P.O. Box 281464
Atlanta, Georgia 30384-1464

2.             Demised Premises.  For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the “Demised Premises”, as outlined on Exhibit A attached hereto and incorporated herein:  as of the Lease Date, approximately 886,052 square feet of space (approximately 6050 square feet of which is office space) and an unfinished, second story mezzanine (“Mezzanine”) (which may, at the option and expense of Tenant, be completed and utilized by Tenant in the manner provided in Section 18(c)), having an address as set forth in Section 1(a), located within an existing building (the “Building”), which contains a total of approximately 886,052 square feet and is located at 11640 Harrel Street, Mira Loma, California; provided, however, that the Demised Premises Square Footage will reduce in accordance with Section 2.1 and may reduce in accordance with Sections 2.2 and 2.3.  The Building is located on a parcel of land (“Land”) containing approximately 43.58 acres.  On the Lease Date, Tenant will be entitled to utilize all available parking spaces now located on the Land for passenger vehicles.  When the Demised Premises reduces to 644,050, pursuant to Sections 2.1 or 2.2, Tenant will be entitled to utilize up to 300 parking spaces for passenger vehicles.   When the Demised Premises reduces to 424,050, pursuant to Sections 2.1 or 2.2, Tenant will be entitled to utilize up to 250 parking spaces for passenger vehicles.  When the Demised Premises reduces to 644,050 pursuant to Sections 2.1 or 2.2, Tenant will have the right (i) at the expense of Tenant, to install a fence at the rear of the Building to separate the truck court which is adjacent to the reduced Demised Premises from the truck court adjacent to the portion of the Building just vacated by Tenant (and thereby making the truck court areas exclusive to the adjoining portions of the Building) and (ii) after installation of such a fence, to exclusive use of the curb cut on Wineville Road which serves the southern side of the Building and the westernmost curb cut on Harrel Street which serves the front of the Building.  Landlord may, at its option and expense, elect to install such a fence in order to separate the truck court being used by Tenant from the truck court to be used by other tenants in the Building.  After installation of the fence, by Landlord or Tenant, Landlord will have the right to grant to other tenants in the Building the exclusive right to use the two easternmost curb cuts on Harrel Street.  If, after installation of the fence and while this Lease remains in effect, Landlord leases space in the Building which has been vacated by Tenant in accordance with this Lease, Landlord will include in such lease an acknowledgment by the tenant of the exclusive rights granted to Tenant in the Wineville Road curb cut and the westernmost curb cut on Harrel Street.  After the Demised Premises reduces to 424,050, the fence separating the truck court will be moved westerly, at the expense and by the party which first installed the fence, to coincide as closely as possible with the location of the demising wall within the reduced Demised Premises, thereby adjusting the exclusive truck court areas.  Tenant shall have the right to stage and store shipping containers only in the portion of the truck court area on the south side of the Building which immediately adjoins the portion of the Building which is occupied by Tenant.  Likewise, tenants in portions of the Building vacated by Tenant pursuant to this Lease will be granted the right to park trailers or stage and store shipping containers only the truck court area on the south side of the Building which immediately adjoins the portion of the Building which is occupied by those tenants.

2.1           Automatic Reductions in Demised Premises Square Footage.     The Demised Premises Square Footage will, except as hereinafter provided in this Section 2.1, automatically reduce as follows (subject, however, to other reductions which may first occur pursuant to Sections 2.2 and 2.3):

(a)           On the first day of the seventh (7th) Lease Month, the Demised Premises will automatically reduce to the westernmost 644,050 square feet in the Building; and

(b)           On the first day of the nineteenth (19th) Lease Month, the Demised Premises will automatically reduce to the westernmost 424,050 square feet in the Building.

The automatic reductions in the Demised Premises Square Footage effected by this Section 2.1 are not intended to be cumulative with the reductions which may occur pursuant to Sections 2.2 or 2.3 prior to the dates specified in this Section 2.1.  If a reduction occurs first under Section 2.2 or 2.3, there will be no reduction pursuant to this Section 2.1.

Neither of the reductions in the Demised Premises Square Footage contemplated by this Section 2.1 will occur, regardless of the date, unless (i) Tenant has fully and finally vacated the portion of the Demised Premises Square Footage which is being removed from the Demised Premises by virtue of the reduction and (ii) the portion of the Demised Premises being vacated is then Broom Clean (as hereinafter defined).  The term “Broom Clean”, as used in this Lease, shall mean, as to any portion of the Demised Premises which is being vacated by Tenant pursuant to any right or duty expressly provided  in this Lease, that (1) such space has been fully and completely vacated by Tenant, i.e. Tenant has completely removed all personal property, inventory, racking, trade fixtures, equipment and machinery, (2) all damage to the space caused by such removal has been repaired (including the grinding to floor level of any bolts or other metal left from removal of racking and filling of holes caused by such removal with appropriate material), (3) after completion of such removal and repairs, such space must otherwise be in the same condition as on the Lease Date, normal wear and tear alone excepted  and (4) the space must be free of trash and debris and be “broom clean”.  Landlord will inspect the Demised Premises on the scheduled reduction date (or earlier if Tenant has vacated prior to that date and given written notice to Landlord).  If, on the date specified for a reduction of the Demised Premises Square Footage, the portion to be vacated is still occupied or used by Tenant or is not Broom Clean, the effective date of the reduction will automatically be postponed until the date on which Tenant completely vacates and the space is Broom Clean, as verified by Landlord after receipt of written notice from Tenant that such conditions have been satisfied.  Nothing in this Section 2.1 is intended to imply or create any right of Tenant to hold over, beyond the prescribed date for vacating, in any space in the Building which is to be vacated by Tenant in accordance with any provision of this Lease.  Any such holdover by Tenant which occurs without the prior written consent of Landlord will be a material breach by Tenant of its obligations under this Lease and will entitle Landlord to give notice to Tenant pursuant to Section 22 of this Lease.  As of the effective date of either reduction of the Demised Premises Square Footage pursuant to this Section 2.1, the Demised Premises will, for all purposes under this Lease, including, without limitation, the calculation of Monthly Base Rent Installments and the Tenant’s Operating Expense Percentage, no longer include the portion of the Demised Premises Square Footage vacated by Tenant.  Reductions in the Monthly Base Rental Installments pursuant to this Section 2.1 will be calculated at the rate of $.29 per square foot per month.

2.2           Reduction of Demised Premises Square Footage at Option of Tenant.

(a)           Tenant shall have the right and option, in accordance with this Section 2.2(a) and with respect to the period extending through the end of the sixth (6th) Lease Month, to reduce the Demised Premises Square Footage to the westernmost 644,050 square feet of the Building, effective as of any day of the Term from and after the first day of the fourth (4th) Lease Month and extending through the last day of the sixth (6th) Lease Month (after which time the Demised Premises will automatically reduce to the westernmost 644,050 square feet of the Building in accordance with Section 2.1).  No reduction of the Demised Premises Square Footage may occur pursuant to this Section 2.2(a) prior to the first day of the fourth (4th) Lease Month.  If Tenant desires to exercise its option to reduce the Demised Premises Square Footage pursuant to this Section 2.2(a), Tenant must give to Landlord written notice of such exercise not less than sixty (60) calendar days preceding the date on which Tenant desires the reduction to be effective (which may not, in any event, be earlier than the first day of the fourth (4th) Lease Month); provided, however, that, as a condition of the reduction being effective, the portion of the Demised Premises being vacated must be Broom Clean.  Landlord will inspect the Demised Premises on the date specified in the exercise notice for reduction of the Demised Premises Square Footage (or earlier if Tenant has vacated prior to that date and given written notice to Landlord).  If, on the date specified in the exercise notice for reduction of the Demised Premises Square Footage, the portion to be vacated is still occupied or used by

Tenant or is not Broom Clean, the effective date of the reduction will automatically be postponed until the date on which Tenant completely vacates and the space is Broom Clean, as verified by Landlord after receipt of written notice from Tenant that such conditions have been satisfied.  Nothing in this Section 2.2(a) is intended to imply or create any right of Tenant to hold over, beyond the prescribed date for vacating, in any space in the Building which is to be vacated by Tenant in accordance with any provision of this Lease.  Any such holdover by Tenant which occurs without the prior written consent of Landlord will be a material breach by Tenant of its obligations under this Lease and will entitle Landlord to give notice to Tenant pursuant to Section 22 of this Lease.  As of the effective date of the reduction of the Demised Premises Square Footage pursuant to this Section 2.2(a), the Demised Premises will, for all purposes under this Lease, including, without limitation, the calculation of Monthly Base Rent Installments and the calculation of the Tenant’s Operating Expense Percentage, no longer include the portion of the Demised Premises Square Footage vacated by Tenant.  Reductions in the Monthly Base Rental Installments pursuant to this Section 2.2(a) will be calculated at the rate of $.29 per square foot per month.

(b)           Tenant shall have the right and option, in accordance with this Section 2.2(b) and with respect to the period beginning on the first (1st) day of the seventh (7th) Lease Month and extending through the end of the eighteenth (18th) Lease Month, to reduce the Demised Premises Square Footage to the westernmost 424,050 square feet of the Building, effective as of any day of the Term from and after the first day of the seventh (7th) Lease Month and extending through the last day of the eighteenth (18th) Lease Month (after which time the Demised Premises will automatically reduce to the westernmost 424,050 square feet of the Building in accordance with Section 2.1).  No reduction of the Demised Premises Square Footage may occur pursuant to this Section 2.2(a) prior to the first day of the seventh (7th) Lease Month.  If Tenant desires to exercise its option to reduce the Demised Premises Square Footage pursuant to this Section 2.2(b), Tenant must give to Landlord written notice of such exercise not less than sixty (60) calendar days preceding the date on which Tenant desires the reduction to be effective (which may not, in any event, be earlier than the first day of the seventh (7th) Lease Month); provided, however, that, as a condition of the reduction being effective, the portion of the Demised Premises being vacated must be Broom Clean.  Landlord will inspect the Demised Premises on the date specified in the exercise notice for reduction of the Demised Premises Square Footage (or earlier if Tenant has vacated prior to that date and given written notice to Landlord).  If, on the date specified in the exercise notice for reduction of the Demised Premises Square Footage, the portion to be vacated is still occupied or used by Tenant or is not Broom Clean, the effective date of the reduction will automatically be postponed until the date on which Tenant completely vacates and the space is Broom Clean, as verified by Landlord after receipt of written notice from Tenant that such conditions have been satisfied.  Nothing in this Section 2.2(b) is intended to imply or create any right of Tenant to hold over, beyond the prescribed date for vacating, in any space in the Building which is to be vacated by Tenant in accordance with any provision of this Lease.  Any such holdover by Tenant which occurs without the prior written consent of Landlord will be a material breach by Tenant of its obligations under this Lease and will entitle Landlord to give notice to Tenant pursuant to Section 22 of this Lease.  As of the effective date of the reduction of the Demised Premises Square Footage pursuant to this Section 2.2(b), the Demised Premises will, for all purposes under this Lease, including, without limitation, the calculation of Monthly Base Rent Installments and the calculation of the Tenant’s Operating Expense Percentage, no longer include the portion of the Demised Premises Square Footage vacated by Tenant.  Reductions in the Monthly Base Rental Installments pursuant to this Section 2.2(b) will be calculated at the rate of $.29 per square foot per month.

2.3           Reduction of Demised Premises Square Footage at Option of Landlord.  Landlord shall have the right and option, in accordance with this Section 2.3 and with respect to the period extending through the end of the sixth (6th) Lease Month, to reduce the Demised Premises Square Footage to the westernmost 644,050 square feet of the Building, effective as of any day of the Term from and after the first day of the fifth (5th) Lease Month and extending through the last day of the sixth (6th) Lease Month (after which time the Demised Premises will automatically reduce to the westernmost 644,050 square feet of the Building in accordance with Section 2.1).  No reduction of the Demised Premises Square Footage may occur pursuant to this Section 2.3 prior to the first day of the fifth (5th) Lease Month.  If Landlord desires to exercise its option to reduce the Demised Premises Square Footage pursuant to this Section 2.3, Landlord must give to Tenant written notice of such exercise not less than one hundred  (120) calendar days preceding the date on which Landlord desires the reduction to be effective (which may not, in any event, be earlier than the first day of the fifth (5th) Lease Month).  If Landlord gives such notice, Tenant shall, not later than the one hundred twentieth (120th) calendar day following receipt of the notice, completely vacate all of the Demised Premises except the westernmost 644,050 square feet thereof and leave the vacated portion in Broom Clean condition.  Landlord will inspect the Demised Premises on the date specified in its exercise notice for reduction of the Demised Premises Square Footage (or earlier if Tenant has vacated prior to that date and given written notice to Landlord).  If, on the date specified in the exercise notice for reduction of the Demised Premises Square Footage, the portion to be vacated is still occupied or used by Tenant or is not Broom Clean, the effective date of the reduction will automatically be postponed until the date on which Tenant completely vacates and the space is Broom Clean, as verified by Landlord after receipt of written notice from Tenant that such conditions have been satisfied; provided, however, that such failure by Tenant shall constitute a failure by Tenant to perform a material obligation under this Lease and will entitle Landlord to give notice to Tenant pursuant to Section 22 of this Lease.  As of the effective date of the reduction of the Demised Premises Square Footage pursuant to this Section 2.3, the Demised Premises will, for all purposes under this Lease, including, without limitation, the calculation of Monthly Base Rent

Installments and the calculation of the Tenant’s Operating Expense Percentage, no longer include the portion of the Demised Premises Square Footage vacated by Tenant.  Reductions in the Monthly Base Rental Installments pursuant to this Section 2.2 will be calculated at the rate of $.29 per square foot per month.

2.4           Relocation of the Demised Premises.  Subject to all the terms and conditions of this Section 2.4, Landlord will have the right (“Relocation Right”), but no obligation, at any time during the fourth (4th) through the eighteenth (18th) Lease Months, to relocate Tenant from the Building, in the manner hereinafter provided, to Relocation Space (as that term is hereinafter defined) within a five-mile radius from the Land.  In exercising its rights under this Section 2.4, Landlord may relocate Tenant from the Building (a) as to the entire Demised Premises at one time, (b) after the Demised Premises has been reduced to 644,050 square feet, only with respect to the easternmost 220,000 square feet (“Second Reduction Space”) of the remaining Demised Premises (thereby leaving Tenant in the westernmost 424,050 feet of the Building) or (c) if Landlord has first exercised its right under the foregoing item (b), then with respect to the remaining 424,050 square feet of the Demised Premises.  The term “Relocation Space”, as used in this Lease, shall mean space which (1) is comparable in size and general quality to the Demised Premises (except that the Mezzanine, even if finished by Tenant in accordance with Section 18(c), need not be part of the Relocation Space in any way), (2) has an amount of office space such that the aggregate amount of office space in the Relocation Space and the Demised Premises (to the extent not being relocated) is not less than 6000 square feet (which may be allocated, in such manner as Tenant reasonably deems necessary for the conduct of its business, between two buildings if, as permitted by this Section 2.4, the entire Demised Premises is relocated and the Relocation Space is located in two buildings), (3) has an ESFR sprinkler system, (4) has a clear height of not less than thirty (30) feet; (5)  must be available for the installation by Tenant of equipment and trade fixtures for a period of ninety (90) days without payment of any rent by Tenant for the Relocation Space (provided that the landlord for the Relocation Space may, during such 90-day period, also be performing whatever work may be required of such landlord to prepare the Relocation Space for occupancy by Tenant and both parties will reasonably cooperate to coordinate their activities), (6)  has parking spaces for passenger vehicles in the same number specified in Section 2 (except that if the Relocation Space is located in two buildings, the larger space must contain 250 passenger vehicle spaces allocated to Tenant and the smaller space must contain 125 passenger vehicle spaces allocated to Tenant), (7) has the same ratio of truck docks to total square footage as the Demised Premises as of the Lease Date (provided that Relocation Space need not be cross-docked) , except that if the Relocation Space is located in two buildings, the larger space must contain forty-five (45) dock doors available for use by Tenant and the smaller space must contain twenty-three (23) dock doors available for use by Tenant) and (8) if located in two buildings, must provide, for the larger space, not less than forty (40) striped spaces for storage of shipping containers (only one container per space) and, for the smaller space, not less than twenty (20) striped spaces for storage of shipping containers (only one container per space).  The requirements set forth in the foregoing items (1) through (8) are hereinafter sometimes called the “Relocation Requirements”.  The Relocation Right, which may not be exercised more than twice, is subject to the conditions and limitations that (i) as to any exercise of the Relocation Right, Landlord must give to Tenant written notice of the intention of Landlord to exercise the Relocation Right not less than four (4) months prior to the date on which Landlord desires for the relocation to have been completed, (ii) no relocation may occur during any period during the term of this Lease between August 1 and January 31, inclusive (“Closed Period”), (iii) the financial terms of the lease or leases (collectively, “Relocation Lease”) which will cover the Relocation Space, considered in the aggregate, must not be less favorable in any material respect than the terms of this Lease (considered on a prorata basis if less than all of the Demised Premises is being relocated) and the provisions of the Relocation Lease (including, without limitation, the expiration of the term) will otherwise conform substantially to the terms of this Lease, (iv) so long as the Demised Premises contains more than 424,050 square feet, the Relocation Space may be located in two different buildings, so long as one of the two spaces contains not less than 377,000 square feet, and (v) Landlord will pay to Tenant up to $540,000.00 of Relocation Expenses (as hereinafter defined) in the manner hereinafter provided; provided, however, that, with respect to the westernmost 424,050 square feet of the Demised Premises located in the Building, Tenant acknowledges and agrees that Relocation Space offered in substitution for that portion of the Demised Premises will be deemed substantially the same, in terms of size, so long as the Relocation Space contains not less than 377,000 square feet.   Tenant agrees that Tenant will, as part of any Relocation Lease, agree to provide a security deposit, in the form of a letter of credit, for six months of gross rent.  If Landlord desires to exercise the Relocation Right, Landlord will give written notice to Tenant which will (1) specify the proposed date on which the relocation is to be completed (which may not be any sooner than four (4) months following the date of the notice and may not require relocation during the Closed Period) and (2) describe in reasonable detail the proposed Relocation Space and the terms of the Relocation Lease.  Tenant shall, within ten (10) calendar days after receipt of such notice, give written notice to Landlord indicating whether or not Tenant considers the proposed Relocation Space and terms of the Relocation Lease to be in compliance in all material respects with the requirements of this Section 2.4.  If Tenant considers such proposal not to be in compliance with this Section 2.4 in some material respect, the response of Tenant will specify the reasons for non-compliance in reasonable detail and also specify the changes would cause the proposal to be in compliance.  Within ten (10) calendar days after Landlord (or other person or entity if the Relocation Space is not owned by Landlord) and Tenant reach agreement on the terms of the Relocation Leases, Landlord will submit to Tenant (or use a good faith effort to cause another owner to submit) the proposed form of the Relocation Lease. If Landlord is the owner of all the Relocation Space, then Landlord and Tenant will negotiate the terms thereof until agreement is reached and the

Relocation Lease is executed and delivered.  If Landlord is not the only owner of the Relocation Space, Tenant agrees to negotiate in good faith with such other owner and to provide to Landlord copies of all drafts of all proposed leases and all written comments provided either by Tenant or the other owner in the process of negotiating the proposed Relocation Lease.  All drafts and comments provided by Tenant will be sent to Landlord simultaneously with delivery to the other owner.  Drafts and comments from the other owner will be provided not later than the business day next following receipt by Tenant.  The Relocation Lease (or a separate written agreement between Landlord and Tenant if Landlord does not own any of the Relocation Space) will provide that, when Tenant vacates the Demised Premises (or, if applicable, the Second Reduction Space) and accepts delivery of the premises demised by the Relocation Lease, this Lease will terminate and Landlord will pay to Tenant up to, but not more than, $540,000.00 (“Relocation Expenses”), as follows:

(x)            If the Relocation Space is located in a building which is owned by Landlord, an affiliate of Landlord or an entity in which Landlord holds an ownership interest, up to 37.26 cents per square foot of Relocation Space shall be expended, under the terms of the Relocation Lease, to cause the Relocation Space to meet the Relocation Requirements;

(y)           If the Relocation Space is not located in a building which is owned by Landlord, an affiliate of Landlord or an entity in which Landlord holds an ownership interest, Landlord will make available to Tenant up to 37.26 cents per square foot of Relocation Space for the purpose of causing the Relocation Space to meet the Relocation Requirement; and

(z)            Up to a maximum of $300,000.00 shall be paid to Tenant in reimbursement of reasonable moving expenses actually incurred by Tenant in the process of moving from the Demised Premises to the Relocation Space.  The reimbursement will be paid by Landlord to Tenant within ten (10) business days after (i) Tenant has vacated the portion of the Demised Premises being relocated and (ii) has received from Tenant reasonable written documentation supporting the requested reimbursement.  If Landlord exercises the Relocation Right twice, in accordance with this Section 2.4, there shall be no requirement that the moving expenses incurred by Tenant for the first Relocation Space bear any particular proportion to the total amount available for reimbursement, but the total amount available will never exceed $300,000.00 under any circumstances.

Tenant will be obligated to accept Relocation Space and the related Relocation Lease if all the Relocation Space and the Relocation Lease meets the requirements of this Section 2.4.  If Landlord and Tenant disagree whether or not proposed Relocation Space or a proposed Relocation Lease satisfies the requirements of this Section 2.4, such disagreement must be resolved using the Dispute Resolution Procedure (as defined in Section 40), with real estate brokers licensed in the State of California and having not less than ten (10) years experience selling and leasing property in Riverside County, California, comparable to the Building acting as Officials (as defined in Section 40), all other means of resolution of any such disagreement being hereby waived and released by each of Landlord and Tenant.  Accordingly, a disagreement between Landlord and Tenant regarding compliance of proposed Relocation Space or any proposed Relocation Lease with the requirement of this Section 2.4 may not be the basis of any alleged default or breach of this Lease by either Landlord or Tenant until a decision is rendered with respect to such disagreement under the Dispute Resolution Procedure.  Any failure by either Landlord or Tenant to abide by the outcome of the Dispute Resolution Procedure will constitute a material breach of this Lease.

3.             Term.  To have and to hold the Demised Premises for a term (the “Term”) commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h).  The term “Lease Month”, as used in this Lease, shall mean each full calendar month during the Term; provided that if the Lease Commencement Date is a day other than the first day of a calendar month, the first Lease Month shall include the partial calendar month between the Lease Date and the first day of the following calendar month.  As a result, if the Lease Commencement Date is a day other than the first day of a calendar month, the Monthly Base Rent Installment for the first Lease Month of the Term shall be calculated on a pro rata, per diem basis, for the period between the Lease Commencement Date and the last day of the first (1st) Lease Month.

4.             Base Rent.  Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the amounts set forth in Section 1(e) (the “Base Rent”), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term.  If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable.  No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

4.1           Increase in Base Rent.  The Base Rent will increase as of the first day of the thirty-seventh (37th) Lease Month, as follows:

For the first thirty-six (36) Lease Months, the rental rate per square foot per month for Base Rent is $.29. On the first day of the thirty-seventh (37th) Lease Month, the rental rate per square foot per month, and the corresponding Base Rent and Monthly Base Rent Installments, shall be increased by either (1) the percentage increase in the CPI (as hereinafter defined) from the month in which the Lease Date occurs to the thirty-sixth (36th) Lease Month or (2) the Minimum Rate of Increase (as hereinafter defined), from the Lease Date through the last day of the thirty-sixth (36th) Lease Month, whichever is greater; provided further, however, that the increase may not exceed the Maximum Rate of Increase (as hereinafter defined).  The increase in Base Rent as of the first day of the thirty-seventh (37th ) Lease Month shall be determined as follows:  (i) multiply $.29 per square foot per month by a fraction, the denominator of which is the CPI for the month in which the Lease Date occurs and the numerator of which is the CPI for the thirty-sixth (36th) Lease Month and (ii) multiply the resulting product times the Demised Premises Square Footage in effect on the first day of the thirty-seventh (37th) Lease Month, which will produce the Monthly Base Rent Installment for the thirty-seventh (37th) through the sixty-sixth (66th) Lease Month; provided, however, that the Base Rent will increase by the Minimum Rate of Increase, regardless of the CPI, and will not increase at a rate greater than the Maximum Rate of Increase, regardless of the CPI.  If the CPI for thirty-sixth (30th) Lease Month is not published as of the first day of the thirty-first (31st) Lease Month, then Tenant shall continue to pay the Base Rent due from Tenant as of the end of the thirtieth (30th) Lease Month until the index necessary to perform the calculation described above is published and Landlord is able to calculate the revised amount of Base Rent due from Tenant.  Upon the submission of such calculation from Landlord, Tenant shall thereafter pay the adjusted Base Rent.  Tenant shall also pay within thirty (30) days after such calculation the difference between what Tenant has paid in Base Rent for the year in question and what Tenant would have paid, had the adjustment in question been made and Base Rent at the adjusted rate paid as of the first day of the thirty-first (31st) Lease Month.

For the purposes of this Section 4.1,  “CPI” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for All Urban Consumers (CPI-U). U.S. City Average, All Items Index (1982-84=100).  If the CPI as now published shall be revised or cease to be compiled and published during the Term, then the Bureau of Labor Statistics shall be requested to furnish a statement converting the CPI to a figure that would be comparable to another index published by the Bureau of Labor Statistics and such other index shall be used in computing the increase in Base Rent in accordance with this Section 4.1.  Should the parties not be able to secure such appropriate conversion or adjustment, they shall agree on some other index serving the same purpose to adjust the Base Rent.  If Landlord and Tenant are unable to agree on another index for a period exceeding thirty (30) days, an alternative index will be selected using the Dispute Resolution Procedure.  For the purposes of this Section 4.1, the term “Minimum Rate of Increase” will mean three percent (3%) per annum, on a non-compounded basis, for the period of time in question.  For the purposes of this Section 4.1, the term “Maximum Rate of Increase” will mean six percent (6%) per annum, on a non-compounded basis, for the period of time in question.

5.             Security Deposit.

5.1           General.  Upon Tenant’s execution of this Lease, Tenant will deliver to Landlord a letter of credit, which meets the requirements set forth below, in the sum set forth in Section 1(k) (the “Security Deposit”), as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease.  The acceptance by Landlord of the Security Deposit delivered by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease.  To the extent that any portion of the Security Deposit may ever be held by Landlord in cash, the Security Deposit may be commingled with Landlord’s other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect.  In the event that Tenant is in default under this Lease, Landlord may retain the Security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant’s default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise.  In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k).  In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord.  In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit.  Tenant shall not assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.  The letter of credit required by this Section shall be issued by a bank having, at all times during the Term, an office in the continental United States, having a creditworthiness reasonably acceptable to Landlord, shall be irrevocable and unconditional except for a requirement that Landlord execute and deliver a certificate stating either that an Event of Default has occurred and is continuing under this Lease or that the expiry date of the letter of credit will occur in less than thirty (30) days and the Tenant has not delivered cash in substitution for the letter of credit, shall be expressly transferable by Landlord (without cost to Landlord) to any person or entity who succeeds to the interest of Landlord under the Lease, shall permit multiple and partial drawings, shall contain a so-called “evergreen” provision so that the letter of credit will be renewed automatically for one year extension terms unless the issuing bank gives not less than thirty (30) days written notice that the letter of credit will not be renewed and shall otherwise be in a form reasonably acceptable to Landlord. The letter of credit, which shall be issued not more frequently than annually, shall have an expiration date which is not less than one year following the date of issue; provided that if a letter of credit is in effect during the last twelve months of the Term, that letter of credit must have an expiration date which is not less than thirty (30) calendar days after the Expiration Date.  If Landlord receives notice from the issuer of a letter of credit that the letter of credit will not be renewed, Tenant must, within five (5) business days after Landlord provides Tenant with a copy of such notice, deliver to Landlord either a substitute letter or credit or cash in the amount of the Security Deposit.  If Tenant fails so to deliver either a new letter of credit or cash, Landlord shall have the right to present the Letter of Credit for payment whether or not an Event of Default has occurred.  If an Event of Default has not occurred, then Landlord will hold the proceeds of the Letter of Credit as though the Security Deposit had been delivered in cash.

5.2           Reduction in Security Deposit.  As the Demised Premises Square Footage is reduced in accordance with the provisions of this Lease, the amount of the Security Deposit will (so long as no Event of Default has occurred and is then continuing) likewise be reduced so that, as each reduction of the Demised Premises Square Footage occurs, the amount of the Security Deposit will be an amount of money calculated by multiplying six (6) times the sum of (i) the reduced Monthly Base Rent Installment and (ii) the Monthly Expense Amount (as hereinafter defined).  The term “Monthly Expense Amount”, as used in the preceding sentence, shall mean the monthly payment of Operating Expenses which is being paid by Tenant immediately after occurrence of the relevant reduction in the Demised Premises Square Footage.  When the Security Deposit reduces in accordance with this Section 5.2, Landlord will, so long as no Event of Default has occurred and is then continuing, release to Tenant within thirty (30) calendar days thereafter the amount of the reduction.  If the Security Deposit is being held in cash, Landlord shall release the reduced amount by payment in cash to Tenant.  If the Security Deposit is then being held in the form of a letter of credit, Landlord will accept an amendment of the letter of credit or substitution of a new letter of credit to reflect the reduction.  Tenant will never, under any circumstances, be entitled to a reduction in the amount of any letter of credit being held by Landlord if an Event of Default has occurred and is then continuing, irrespective of any reduction in the Demised Premises Square Footage.

6.             Operating Expenses and Additional Rent.

(a)           Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined).  “Operating Expenses” shall be defined as all reasonable expenses actually incurred by Landlord for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the “Building Common Area”) fully operational and in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and trash removal), roof (but only with respect to routine maintenance thereof and not including any cost incurred by Landlord to replace the roof or any other expenditure on the roof which would be classified as a capital expenditure under generally accepted accounting principles), security systems, fire detection and prevention systems, lighting facilities, landscaped areas (provided that Landlord may not include in Operating Expenses the cost of any material upgrade of the landscaping in place as of the Lease Date), walkways, painting and caulking (to the extent required during the Term as part of proper maintenance of the Building, and not any painting which Landlord may undertake solely for cosmetic purposes or as part of any general refurbishment of the Building for marketing or leasing purposes), directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees (subject to the limitation hereinafter specified), all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed (on an accrual basis, without regard for the date or dates on which payments of such real property taxes may actually be due), all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, earthquake coverage and commercially reasonable deductibles), and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by Tenant or any other tenant of the Building, with such costs being borne exclusively by Tenant or such other tenant, as applicable), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord.  Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b).  Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating

Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above.  The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as “Tenant’s Operating Expense Percentage” and set forth in Section 1(j)); provided that, as to management fees, Tenant shall pay Landlord the management fees directly attributable to the Rent (as hereinafter defined) payable hereunder with respect to the Demised Premises, but not to exceed 1.5% of the Rent, and not Tenant’s Operating Expense Percentage of the management fees payable on the entire Building.  Notwithstanding the foregoing, Landlord shall have the right to make a reasonable adjustment in Tenant’s proportionate share of individual components of Operating Expenses if Landlord can reasonably demonstrate that Tenant’s Operating Expense Percentage, when applied to such component, does not equitably allocate to Tenant its share of said component of Operating Expenses in light of either Tenant’s particular use or manner of use of the Demised Premises or the nature and extent of any improvements to the Demised Premises installed by Tenant during the Term in accordance with this Lease.  Any disagreement between Landlord and Tenant with respect to any such special allocation shall be resolved using the Dispute Resolution Procedure, with real estate brokers licensed in the State of California and having not less than ten (10) years experience selling and leasing property in Riverside County, California, comparable to the Building, acting as Officials.  Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term.  Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder.  The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease.  If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant’s proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

(b)           Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary (all such Base Rent and Additional Rent being referred to collectively herein as “Rent”).  Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.  Tenant’s obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

(c)           If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease.  Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

7.             Use of Demised Premises.

(a)           The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose.

(b)           Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

(c)           The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees.  Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

(d)           Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.  Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord’s agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

(e)           In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

8.             Insurance.

(a)           Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i)            Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $10,000,000.00 for each policy year.  The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

(ii)           Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the “Improvements”), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “Special Form” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief.  Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

(b)           All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class XII, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located.  Each and every such policy:

(i)            shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured.  In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as “loss payee”;

(ii)           shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate.  Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)          shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)          shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c)           In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(d)           Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by “Special Form” fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder.  The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

(e)           At all times during the Term of this Lease Landlord will maintain “all risk” insurance, including named perils such as wind, hail and flood damage and including earthquake coverage,  in an amount covering the full replacement value of the Building (excluding footings and foundation) and improvements which are part of the Building Common Area; provided that such insurance will have a deductible amount which Landlord deems appropriate and earthquake coverage shall not be on a replacement cost basis.  The premium cost of such insurance will be included in Operating Expenses.

9.             Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies.  All such utilities, except for sewer and water, shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility. Sewer and water shall not be separately metered, and shall be billed to Tenant by Landlord in Operating Expenses, at Landlord’s actual cost, in an amount equal to a reasonable estimation of such utilities actually used by Tenant.  Tenant’s obligation for payment of all utilities shall commence on the Lease Commencement Date.  If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant’s next due payment as Additional Rent.

10.           Maintenance and Repairs.

(a)           Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b).  During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord.  Any existing service contracts at the time of execution of this Lease shall be considered as reasonably accepted by Landlord (provided that, prior to such execution, Tenant has delivered to Landlord true and complete copies of all such contracts).  Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract.  Tenant’s obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord, or for any equipment or other items needing repair that serve one or more other tenants in the Building (provided that the cost incurred by Landlord to repair such other equipment and other items will be included in Operating Expenses).

(b)           Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation (beneath the floor slab) and structural frame of the Building.  Landlord shall also maintain in good condition and repair the Building Common Area and the roof of the Building and the cost of such maintenance and repair shall be included in Operating Expenses.  Landlord shall, at its own cost and expense, be responsible for replacement of the roof of the Building to the extent necessary during the Term.  Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant’s subsidiaries or affiliates, or any of Tenant’s or such subsidiaries’ or affiliates’ agents, contractors, employees, licensees or invitees (collectively, “Tenant’s Affiliates”), the cost of which shall be the responsibility of Tenant.  Landlord will perform its obligations under this subsection (b) in a manner which will minimize, to the greatest extent practicable, interference with the operations of Tenant in the Demised Premises.

(c)           Except to the extent that damage is caused by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public; provided, however, that if any such damage affects portions or components of the Building which must be repaired by Landlord pursuant to subsection (b), nothing in this subsection (c) will relieve Landlord of its obligation to perform required repairs.  To the extent that any such vessel or pipe is located within the Building Common Area or serves more than one Tenant in the Building, Landlord shall cause repairs to performed and the cost of such repair shall be included in Operating Expenses (provided that Landlord will use insurance proceeds to pay the cost of repairs to the extent such proceeds are actually available).

11.           Tenant’s Personal Property; Indemnity.  All of Tenant’s personal property in the Demised Premises shall be and remain at Tenant’s sole risk.  Landlord, its agents, employees, contractors, affiliates, directors, officers, members, shareholders and partners (collectively, the “Landlord Parties”) shall not be liable for, and Tenant hereby releases the Landlord Parties from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. The  Landlord Parties shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save the Landlord Parties harmless, in all such cases, except, in the case of personal injury only, to the extent caused by the negligence of the Landlord Parties.  Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys’ fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against the Landlord Parties by a third person, unless such claim arose from the negligence of the Landlord Parties.  The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.  Landlord will give to Tenant written notice of any claim actually known to Landlord which is within the scope of the indemnity by Tenant in this Section 11; such written notice will be given with reasonable promptness after Landlord acquires actual knowledge of the claim.

12.           Tenant’s Fixtures.  Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

13.           Signs.  No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises, which approval shall not be unreasonably withheld.  Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant’s sole cost and expense.  Removal of all signs by Tenant shall be completed prior to expiration or termination of this Lease and Tenant shall, at the expense of Tenant, repair any damage to the Demised Premises, the Building or the Building Common Area caused by such removal.  Any of Tenant’s existing signs in place at the Demised Premises as of the Lease Date shall be considered as approved by Landlord.

14.           [INTENTIONALLY OMITTED]

15.           Governmental Regulations.  Tenant shall promptly comply throughout the Term, at Tenant’s sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Governmental Requirements”) relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area.  Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.  Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises or the Building Common Area (a “Code Modification”) which is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof.  If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for Tenant’s proportionate share of the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof.  Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

16.           Environmental Matters.

(a)           For purposes of this Lease:

(i)            “Contamination” as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii)           “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

(iii)          “Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws [including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (“RCRA”)] and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)           Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord’s actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord’s actual knowledge, has any predecessor owner of the Demised Premises.

(c)           Tenant covenants that all its activities, and the activities of Tenant’s Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws.  Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws.  Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws.  Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws.  Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises.

(d)           Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.  For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

(e)           Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant’s Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws.  If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f)            Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

(g)           Tenant shall and hereby does indemnify the Landlord Parties and hold the Landlord Parties harmless from and against any and all expense, loss, and liability suffered by the Landlord Parties  (except to the extent that such expenses, losses, and liabilities arise out of the negligence or willful act of any of the Landlord Parties), by reason of the  storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant’s Affiliates or by reason of Tenant’s breach of any of the provisions of this Section 16.  Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that the Landlord Parties may incur to comply with any Environmental Laws; (ii) any and all costs that the Landlord Parties may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that the Landlord Parties may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon the Landlord Parties; and (v) any and all legal and professional fees and costs incurred by the Landlord Parties in connection with the foregoing.  The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

17.           Acceptance of Demised Premises.    Tenant hereby unconditionally accepts the Demised Premises in its condition on the Lease Commencement Date for all purposes under this Lease.  Tenant agrees that Landlord will have the right, during the Term, to undertake and perform the improvements for the Building described on Exhibit B attached hereto and made a part hereof by this reference; provided, however that Landlord must perform any such work in a manner which will not substantially interfere with the use and enjoyment of the Demised Premises by Tenant or the day-to-day business operation of Tenant at the Demised Premises.  Tenant will cooperate with Landlord in the efforts by Landlord to meet the requirements of this Section 17. When the Demised Premises reduces to 424,050 pursuant to Sections 2.1 or 2.1, Tenant will have the right, at the expense of Tenant, to install additional dock doors in accordance with the provisions of Section 18 so that the Demised Premises will, as so reduced, have up to forty-five (45) active dock doors.  Landlord hereby consents to such installation and agrees that such doors need not be removed at the end of the Term, but the requirements of Section 18 will otherwise be observed by Tenant in the performance of the work required to install the additional dock doors.

18.           Tenant Alterations and Additions.

(a)           Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a “Tenant’s Change”), without first obtaining on each occasion Landlord’s prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender’s prior written consent (if such consent is required).  As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld.  All Tenant’s Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials.  Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant’s Changes.  If Landlord at the time of giving its approval to any Tenant’s Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord’s option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant’s Change.  No Tenant’s Change shall be structural in nature or impair the structural strength of the Building or reduce its value.  Tenant shall pay the full cost of any Tenant’s Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost.  Except as otherwise provided herein and in Section 12, all Tenant’s Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

(b)           To the extent permitted by law, all of Tenant’s contracts and subcontracts for such Tenant’s Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant’s leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision.  Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work.  Tenant shall not permit the Demised Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord’s interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.  If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys’ fees, paralegals’ fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien.  Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

(c)           Tenant shall have the right, at the option and expense of Tenant and subject to the requirements of this subsection (c), to complete the Mezzanine as additional office space for the Demised Premises.  The plans and specifications for such work shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, delayed or conditioned.  Tenant shall not be required to remove any such office improvements to the Mezzanine at the expiration or termination of this Lease.  The improvement of the Mezzanine will otherwise constitute a Tenant’s Change governed by the requirements of subsections (a) and (b), above.  The square footage in the Mezzanine will not be included in the calculation of Tenant’s Operating Expense Percentage, whether or not the Mezzanine is completed by Tenant in accordance with this subsection (c).

19.           Services by Landlord.  Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever.  Tenant, by payment of Tenant’s share of the Operating Expenses, shall pay Tenant’s pro rata share of the expenses incurred by Landlord hereunder.

20.           Fire and Other Casualty.  In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord’s expense, including the Improvements to be insured by Tenant, but only to the extent Landlord receives insurance proceeds therefor (plus the amount of any deductible, which Landlord must pay), including the proceeds from the insurance required to be carried by Tenant on the Improvements.  Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days after the date of such damage; or (ii) destroyed by a casualty which is not fully covered by Landlord’s insurance (plus the amount of any deductible, which Landlord must pay), or if such casualty is covered by Landlord’s insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within forty-five (45) days of such casualty.  Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within twenty (20) days after Tenant’s receipt of the Determination Notice.  Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate.  If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, promptly make such repair or restoration of the Demised Premises to a condition which is comparable to the condition of the Demised Premises immediately prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises).  Base Rent and Additional Rent shall abate in proportion to the loss of use of the Demised Premises suffered by Tenant during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

21.           Condemnation.

(a)           If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises.  In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent, Security Deposit (to the extent not applied by Landlord in accordance with Section 5) and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b)           If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

(c)           Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award.  Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant’s moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord’s award.

22.           Tenant’s Default.

(a)           The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease:

(i)            if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives written notice to Tenant of such failure;

(ii)           if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period after written notice given by Landlord;

(iii)          [INTENTIONALLY OMITTED]

(iv)          if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

(v)           if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

(vi)          if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii)         if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(viii)        if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment;

(ix)           Tenant fails to vacate any portion of the Demised Premises in accordance with the requirements of Sections 2.1, 2.2, 2.3 or 2.4 and such failure continues for ten (10) calendar days after receipt of written notice from Landlord;

(x)            if Tenant fails to perform or observe any other material term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

(b)           Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i)      Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, upon prior notice and only to the extent permitted by law, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

(ii)     In addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies of California Civil Code Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder.  If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to, to the extent permitted under applicable law and actually incurred by Landlord, reasonable attorneys’ fees and costs; brokers’ commissions; the costs of repair or reasonable refurbishment, alteration or renovation of the Demised Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove, or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease.  The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Term.  As used in Subsection 22(b)(ii)(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate (as defined in Section 31).  As used in Subsection 22(b)(ii)(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(iii)    Landlord will also have the right, with or without terminating this Lease, to re-enter the Demised Premises and remove all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere.  No re-entry or taking possession of the Demised Premises by Landlord pursuant to this Subsection 22(b)(iii) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(iv)    Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).  Accordingly, upon the occurrence of an Event of Default and abandonment of the Demised Premises by Tenant or in the event that Landlord elects to re-enter the Demised Premises or takes possession of the Demised Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Demised Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Demised Premises in connection with such reletting.  If Landlord elects to relet the Demised Premises, then rents received by Landlord from such reletting will be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the reasonable cost of any alterations and repairs to the Demised Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder.  Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord.  Such deficiency will be calculated and paid monthly.

(v)     If an Event of Default occurs as a result of a failure by Tenant to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or as a result of a failure by Tenant to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant.  Tenant agrees to reimburse Landlord upon demand for all reasonable sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant.

(vi)    Pursue such other remedies as are available at law or equity.

(c)           If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

(d)           Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(e)           No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord.  No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.  Landlord’s acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default.  No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f)            If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses actually incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

22.1         Landlord Default.  If Landlord fails to perform or observe or otherwise breaches any term of this Lease and such failure shall continue for more than thirty (30) days after Tenant gives Landlord written notice of such failure, or, if such failure does not arise out of a failure by Landlord to pay a sum of money and cannot reasonably be corrected within such 30-day period, if Landlord does not commence to correct such default within such 30-day period and thereafter diligently prosecute the correction of same to completion within a commercially reasonable time, a “Landlord Event of Default” shall exist under this Lease.  Upon the occurrence of a Landlord Event of Default, Tenant may at Tenant’s option, cure the Landlord Event of Default and the actual cost of such cure shall be payable by Landlord to Tenant within thirty (30) calendar days after written demand; provided, however, that if a failure by Landlord to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety or substantial damage to the Demised Premises or Tenant’s personal property, Tenant shall be entitled to take immediate curative action (prior to the expiration of any notice and cure period set forth above) to the extent necessary to eliminate the emergency ..  If Landlord does not pay to Tenant the amount of such cost arising out of a Landlord Event of Default, upon written demand, Tenant may set off such cost against installments of Base Rent or other amounts due Landlord under this Lease.  Such cost must be reasonably incurred and must not exceed the scope of the Landlord Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Tenant, rather than by unrelated third parties, the costs shall not exceed the amount which would have been charged by a qualified third party unrelated to Tenant.  The quality of all work performed by Tenant must equal or exceed the quality of Landlord’s Work.  Such costs must be reasonably documented and copies of such documentation must be delivered to Landlord with the written demand for reimbursement.  Tenant shall be permitted to continue to set off against succeeding installments of Base Rent until the total amount of such cost actually incurred by Tenant has been recovered by Tenant.  If Tenant elects to exercise its right of set-off, as provided in this Section 22.1, such set-off is intended to be the exclusive remedy available to Tenant with respect to the Landlord Event of Default which gave rise to the set-off.  Accordingly, once Tenant has fully set off all of the permissible cost of curing the Landlord Event of Default , Landlord shall no longer be deemed to be in default under this Lease with respect to the Landlord Event of Default that was the subject of the set off.  Nothing contained in this Section 22.1 shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default.

23.           Landlord’s Right of Entry.  Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant’s compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord’s intended entry upon the Demised Premises.  Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform it.  Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant’s operations in the Demised Premises in making such repairs or performing such work.  Landlord also shall have the right to enter the Demised Premises at all reasonable times, after reasonable notice (which may be given by telephone), to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

24.           Lender’s Rights.

(a)           For purposes of this Lease:

(i)            “Lender” as used herein means the holder of a Mortgage;

(ii)           “Mortgage” as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord’s title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

(b)           This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage.  Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

(c)           Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

(d)           At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage.  If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

(e)           If Lender (or Lender’s nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) the default of any prior landlord under this Lease, except to the extent that such default is in existence and continuing at the time the successor acquires title and Tenant has given to Lender copies of any notice of the alleged default given to Landlord and (iii) except for the rights expressly granted to Tenant under Section 22.1, any offset rights arising out of the default of any prior landlord under this Lease.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

(f)            In the event there is a Mortgage at any time during the Term, Landlord shall use commercially reasonable efforts, without cost to Landlord, to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

25.           Estoppel Certificate and Financial Statement.

(a)           Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such reasonable additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

(b)           If Landlord desires to finance, refinance, or sell the Building, Tenant and all guarantors of Tenant’s obligations hereunder, if any, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

26.           Landlord Liability.  No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises.  Neither Landlord nor any of the  Landlord Parties, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease.  IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT WITH RESPECT TO LANDLORD’S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO ITS RIGHTS UNDER SECTION 22.1 OF THIS LEASE AND THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT’S REMEDIES.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD’S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD’S EQUITY INTEREST IN THE BUILDING.

27.           Notices.  Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27).  If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

28.           Brokers.  Tenant represents and warrants to Landlord that Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease.  Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions  and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination of this Lease for any reason.

29.           Assignment and Subleasing.

(a)           Except as provided in subsection (d) of this Section 29, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold.  Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord’s prior written consent.  For purposes of this Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord reasonably determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.  Unless the written consent of Landlord expressly provides the contrary, no assignment of this Lease by Tenant or sublease of all or any part of the Demised Premises will relieve Tenant of any of its obligations under the Lease.

(b)           If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee.  Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.  Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects:  (1) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant’s notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (2) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys’ fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (3) to refuse, in Landlord’s reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises.  If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (3) above.  Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (2) above.  Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed.

(c)           No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer.  Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder.  No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.  Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(d)           Notwithstanding anything contained in this Section 29, provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord (but without any requirement for prior written consent by Landlord), (i) to sublet all or part of the Demised Premises to any person or entity which is controlled by, under common control with, or which controls Tenant  (any of such persons entities being herein called a “Syratech Affiliate”); or (ii) to assign this Lease to a Syratech Affiliate.  With respect to any assignment, Tenant shall provide in its notice to Landlord given pursuant to subsection (b), above, such information as may be reasonably required by Landlord to determine that the requirements of this subsection (d) have been satisfied.  The terms “controls”, “controlled by” or “under common control with”, as used in this subsection (d), shall mean the ownership of a direct or indirect majority interest.  With respect to any assignment or sublease to a Syratech Affiliate, Landlord will not be entitled to exercise the rights granted to Landlord in items (1), (2) and (3) of subsection (b), above.  No assignment or sublease to a Syratech Affiliate, pursuant to this subsection (d), will relieve Tenant of any of its obligations under this Lease.

30.           Termination or Expiration.

(a)           No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.

(b)           At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

(c)           If Tenant remains in possession of the Demised Premises after expiration of the Term, without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) two hundred percent (200%) of the then current fair market base rental value of the Demised Premises or (ii) two hundred percent (200%) of the Base Rent in effect at the end of the Term.  Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.  In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover.  No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant’s right of possession.

31.           [INTENTIONALLY OMITTED]

32.           Late Payments.  In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within ten (10) days after receipt by Tenant of written notice of such nonpayment, Tenant shall pay an administrative fee (the “Administrative Fee”) equal to four percent (4%) of such past due amount; provided, however, that, after Landlord gives to Tenant written notice of nonpayment of Base Rent or Additional Rent two times within any twelve (12) month period, the Administrative Fee will accrue and be payable automatically for the balance of such twelve (12) month period with respect to any Base Rent or Additional Rent which is not paid by Tenant on the date when due, whether or not written notice is given of such nonpayment.  If any amount remains past due for more than sixty (60) days, such amount shall, from and after such sixtieth (60th) day, bear interest, until paid, at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the “Interest Rate”), in order to defray the additional expenses incurred by Landlord as a result of such late payment.  The Administrative Fee is in addition to, and not in lieu of, any of Landlord’s remedies under this Lease.

33.           Rules and Regulations.  Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.

34.           Quiet Enjoyment.  So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

35.           Miscellaneous.

(a)           The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off (except as provided in Section 22.1), counterclaim, defense or deduction whatsoever.

(b)           If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c)           All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

(d)           TIME IS OF THE ESSENCE OF THIS LEASE.

(e)           No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s rights to demand exact compliance with the terms hereof.

(f)            This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect.  Any future amendment to this Lease must be in writing and signed by the parties hereto.  The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

gf)           This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

(h)           Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

(i)            The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(j)            This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(k)           This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(l)            The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party.  No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

36.           Special Stipulations.  The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

37.           Lease Date.  For purposes of this Lease, the term “Lease Date” shall mean the later date upon which this Lease is signed by Landlord and Tenant.

38.           Authority.  If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E.  Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

39.           No Offer Until Executed.  The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Demised Premises on the terms contained herein.  The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord.

40.           Dispute Resolution Procedure.

(a)           In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Section 40 (the “Dispute Resolution Procedure”) shall be utilized, the parties shall proceed as follows:

(i)            The party electing to proceed under the procedures outlined herein (the “Electing Party”) shall give written notice of such election to the other party (the “Other Party”), and shall designate in writing the Electing Party’s selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the “Official”) who shall act on the Electing Party’s behalf in determining the disputed fact.

(ii)           Within twenty (20) days after the Other Party’s receipt of the Electing Party’s selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party’s behalf in determining the disputed fact.

(iii)          Within twenty (20) days of the selection of the Other Party’s Official, the two (2) Officials shall render a joint written determination of the disputed fact.  If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period.  In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in San Bernardino County, California for appointment by such court of such third Official.

(iv)          Within twenty (20) days after the appointment of the third Official, the third Official shall select one of the determinations of the two (2) Officials originally selected, without modification or qualification.

(v)           If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact.  Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection.  Landlord shall bear the fee and expenses of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

[               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

LANDLORD:

Date: As of January 15, 2003	11640 HARRELL, LLC, a Delaware limited liability company

BY: IPA Parallel Acquisition, LLC, a Delaware limited liability company, Sole Member

By: IPA Parallel Fund-GP, LLC, a Delaware limited liability company, its Managing Member

By: IDI-GP, Inc., a Georgia corporation, its Managing Member

	By:	/s/ Henry D. Gregory, Jr
		Name:	Henry D. Gregory Jr.
		Title:	President

TENANT:

Date: As of January 15, 2003	SYRATECH CORPORATION, a Delaware corporation

	By:	/s/ Gregory W. Hunt
		Name:	Gregory W. Hunt
		Title:	Chief Financial Officer

	Attest:		/s/ Faye A. Florence
		Name:	Faye A. Florence
		Title:	Counsel

[CORPORATE SEAL]

ATTESTATION

Landlord – Limited Liability Company:

STATE OF GEORGIA

COUNTY OF FULTON

BEFORE ME, a Notary Public in and for said County, personally appeared Henry D. Gregory, Jr., known to me to be the person(s) who, as President of IDI-GP, Inc., the Managing Member of IPA Parallel Fund-GP, LLC, which is the Managing Member of IPA Parallel Acquisition, LLC, which is the sole member of 11640 HARRELL, LLC, the limited liability company which executed the foregoing instrument in its capacity as Landlord, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of 11640 Harrell, LLC, as  such officer as aforesaid, that the same is his free act and deed as such officer, and he was duly authorized thereunto by the Board of Directors of IDI-GP, Inc., which was duly authorized by the Executive Committee of IPA Parallel Fund-GP, LLC.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 2nd day of January, 2002.

/s/ Charlotte Robinson
Notary Public

My Commission Expires:	10/6/05

Tenant - Corporation:

STATE OF  Massachusetts

COUNTY OF  Suffolk

BEFORE ME, a Notary Public in and for said County, personally appeared Gregory W. Hunt and Faye A. Florence, known to me to be the person(s) who, as Chief Financial Officer and Vice President and General Counsel, respectively, of SYRATECH CORPORATION, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 20th day of December, 2002.

/s/ Theresa A. Losco
Notary Public

My Commission Expires:	9/20/07

LEASE INDEX

Section	Subject

1	Basic Lease Provisions

2	Demised Premises

3	Term

4	Base Rent

5	Security Deposit

6	Operating Expenses and Additional Rent

7	Use of Demised Premises

8	Insurance

9	Utilities

10	Maintenance and Repairs

11	Tenant’s Personal Property; Indemnity

12	Tenant’s Fixtures

13	Signs

14	[INTENTIONALLY OMITTED]

15	Governmental Regulations

16	Environmental Matters

17	Construction of Demised Premises

18	Tenant Alterations and Additions

19	Services by Landlord

20	Fire and Other Casualty

21	Condemnation

22	Tenant’s Default

23	Landlord’s Right of Entry

24	Lender’s Rights

25	Estoppel Certificate and Financial Statement

26	Landlord’s Liability

27	Notices

28	Brokers

29	Assignment and Subleasing

30	Termination or Expiration

31	[INTENTIONALLY OMITTED]

32	Late Payments

33	Rules and Regulations

34	Quiet Enjoyment

35	Miscellaneous

36	Special Stipulations

37	Lease Date

38	Authority

39	No Offer Until Executed

40	Dispute Resolution Procedure

Exhibit “A” Demised Premises
Exhibit “B” Work by Landlord
Exhibit “C” Special Stipulations
Exhibit “D” Rules and Regulations
Exhibit “E” Certificate of Authority

INDUSTRIAL LEASE AGREEMENT

BETWEEN

11640 HARRELL, LLC

AS LANDLORD

AND

SYRATECH CORPORATION

AS TENANT

EXHIBIT A

Demised Premises

a-1

EXHIBIT B

Work by Landlord

1.              Clean and repair the floor where necessary, including installing semi-rigid joint filler and sealing.

2.              Cut in new dock doors, including but not limited to adding dock levelers, dock restraints, lights and dock seals.

3.              Repair and upgrade existing landscaping.

4.              Paint the exterior building walls and interior of the vacated space.

5.              Repair, seal and stripe asphalt parking.

6.              Demo and construct new entry statement on the east end of the building.

7.              Rework warehouse lighting.

8.              Split the existing electrical system.

9.              Repair damaged truck doors and seals.

10.        Divide building fire alarm.

11.        Construct new office area to accommodate other tenant requirements.

b-1

EXHIBIT C

Special Stipulations

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

NONE

c-1

EXHIBIT D

Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.             The sidewalks shall not be obstructed or used for any purpose other than ingress and egress.  No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

2.             No awnings or other projections shall be attached to the outside walls of the Building.

3.             The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

4.             No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

5.             The Demised Premises shall not be used for (i) an auction, “fire sale”, “liquidation sale”, “going out of business sale” or any similar such sale or activity, (ii) lodging or sleeping, or (iii) any immoral or illegal purposes.

6.             No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

7.             Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

8.             Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

9.             Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

10.           Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles.  Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord.  Trucks and tractor trailers may only be parked at designated areas of the Building.  Trucks and tractor trailers shall not block access to the Building.

11.           No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

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EXHIBIT E

CERTIFICATE OF AUTHORITY

CORPORATION

The undersigned, Secretary of SYRATECH CORPORATION, a Delaware corporation (“Tenant”), hereby certifies as follows to 11640 HARRELL, LLC, a Delaware limited liability company (“Landlord”), in connection with Tenant’s proposed lease of premises in a building located at 11640 Harrel Street, Mira Loma, California (the “Premises”):

1.             Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of California.

2.             That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

(name)	(title)	(signature)

(name)	(title)	(signature)

(name)	(title)	(signature)

3.             That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held                 , 200 .

Secretary

[CORPORATE SEAL]

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